Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Trubion Pharmaceuticals, Inc. 2006 Equity Incentive Plan of our report dated March 21, 2007 with respect to the financial statements of Trubion Pharmaceuticals, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Seattle, Washington
May 15, 2007